UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Park Plaza

Suite 1750

Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 354-6499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AEON	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President & Chief Executive Officer

On March 24, 2025, AEON Biopharma, Inc. (the “Company” or “AEON”) was notified by Marc Forth that he intended to resign as the Company’s President and Chief Executive Officer (“CEO”) in order to pursue another opportunity. Mr. Forth’s last day as President and CEO of the Company will be April 4, 2025. Mr. Forth is expected to remain a member of the Company’s board of directors (the “Board”). In that role, Mr. Forth will continue to advise Company management and provide strategic guidance. Mr. Forth did not receive compensation for his service as a Board member during his time as CEO. However, on a go-forward basis, Mr. Forth will be entitled to the same compensatory arrangement as other Board members.

Mr. Forth’s departure as President and CEO is not the result of any disagreement between him and the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Interim Chief Executive Officer

The Board has named Jost Fischer, the current Chairman of the Board, to serve as Interim CEO following Mr. Forth’s departure while the Board identifies a replacement CEO. The Board is actively considering several qualified candidates.

Mr. Fischer has served as a member of our Board since February 2017. Mr. Fischer is the co-owner of Dental Innovations BVBA. Mr. Fischer served as a member and the chairman of the board of directors and as CEO of Sirona from June 2006 to February 2013, as CEO from April 2002 to February 2013, and as President from April 2002 to September 2010. Prior to joining Sirona, Mr. Fischer served as President and CEO of The Hoermann Group, an international conglomerate in the telecommunication and automotive industry, and held senior management positions with PWA Group, a European paper group, including President and CEO of PWA’s printing division and President and CEO of PWA Dekor GmbH. In addition, Mr. Fischer serves on the board of directors of a number of private companies. He received a Master’s degree in Economics from the University of Saarbruecken, Germany. We believe that Mr. Fischer is qualified to fill the role of Interim CEO based on his extensive business and executive leadership experience.

There were no arrangements or understandings between Mr. Fischer and any other person pursuant to which Mr. Fischer was selected as an officer. Mr. Fischer has no family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 27, 2025, the Company issued a press release announcing the events described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

The information furnished under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.

Date: March 27, 2025	By:	/s/ Marc Forth
Marc Forth
Chief Executive Officer